UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

BORGWARNER INC.
_______________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.80% Senior Notes due 2022	BWA22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K, filed on January 28, 2020, BorgWarner Inc., a Delaware corporation (the “Company”), entered into a Transaction Agreement, dated January 28, 2020, as amended on May 6, 2020 (the “Agreement”), by and between the Company and Delphi Technologies PLC, a public limited company formed under the laws of the Bailiwick of Jersey (“Delphi Technologies”), pursuant to which the Company, or one of its subsidiaries, will acquire Delphi Technologies in an all-stock transaction (the “Transaction”). Following the consummation of the Transaction, Delphi Technologies will become a wholly-owned subsidiary of the Company.

On September 2, 2020, the Company announced, in connection with the Transaction, that it is commencing a private exchange offer (the “Exchange Offer”) and related consent solicitation (the “Consent Solicitation”) with respect to Delphi Technologies’ outstanding 5.00% Senior Notes due 2025 (the “DT Notes”).

Pursuant to the Exchange Offer, the Company is offering to issue, in a private offering to eligible noteholders, new notes in exchange for any and all (to the extent held by eligible holders) of the approximately $800 million aggregate principal amount of the DT Notes. In addition, pursuant to the Consent Solicitation, the Company is soliciting consents from the eligible noteholders to amend the DT Notes and the related indenture under which they were issued to eliminate substantially all of the restrictive covenants and events of default, other than payment-related events of default and an event of default regarding a guarantor’s consolidation, merger or transfer or lease of all or substantially all of its assets, and to eliminate the covenant relating to a change of control triggering event in respect of Delphi Technologies.

The Exchange Offer and the Consent Solicitation is being made upon the terms and conditions set forth in an offer to exchange and consent solicitation statement dated September 2, 2020 (the “Offering Memorandum”), copies of which will be made available to holders of the DT Notes eligible to participate in the Exchange Offer. The Company’s obligation to accept and exchange the DT Notes validly tendered pursuant to the Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum, including the consummation of the Transaction, which is expected to occur in 2020.

A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release dated September 2, 2020
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: September 2, 2020	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary